Exhibit 31

CERTIFICATION

I, Matthew V. Booty, certify that:

1. I have reviewed this annual report on Form 10-K of Midway Games Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/  MATTHEW V. BOOTY
Matthew V. Booty
Interim Chief Executive Officer

April 29, 2008

CERTIFICATION

I, Ryan G. O’Desky, certify that:

1. I have reviewed this annual report on Form 10-K of Midway Games Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/  RYAN G. O’DESKY
Ryan G. O’Desky
Interim Chief Financial Officer

April 29, 2008